TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (this “Agreement”), is dated as of May 22, 2009, made by LAS VEGAS GAMING, INC., a Nevada corporation (the “Grantor”), in favor of IGT, a Nevada corporation (the “Lender”).

W I T N E S S E T H

WHEREAS, the Grantor is party to a certain IGT-LVGI Binding Term Sheet dated on or about February 13, 2009, (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Advance Term Sheet”), between the Grantor and the Lender, pursuant to which the Lender advanced certain sums to the Grantor and the Grantor granted the Lender a security interest in all of the Grantor’s present and future assets.  Under the Advance Term Sheet, the Grantor is required to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises and in connection with the Advance Term Sheet, the Grantor hereby agrees with the Lender as follows:

SECTION 1. Grant of Security Interest in Trademark Collateral.  The Grantor hereby pledges and grants to the Lender for the benefit of the Lender and any affiliate of the Lender, a continuing lien on and continuing security interest in and to all of Grantor’s right, title and interest in, to and under all the following property of such Grantor:

(a) trademarks of Grantor listed on Schedule I attached hereto;

(b) all goodwill associated with such trademarks; and

(c) all proceeds of any and all of the foregoing.

SECTION 2. Security Agreement.  The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Lender pursuant to the Advance Term Sheet and that certain Security Agreement dated the date of this Agreement between the Grantor and the Lender, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

SECTION 3. Termination.  Upon the release of the Lender’s security interest in any trademarks pursuant to the Advance Term Sheet, the Lender shall execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in such trademarks under this Agreement.

SECTION 4. Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.  Delivery of an executed counterpart by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

LAS VEGAS GAMING, INC.

By:  /s/ Bruce Shepard
Name:   Bruce Shepard
Title:     Chief Financial Officer

ACCEPTED AND AGREED:

IGT

By: /s/ Ken Creighton
Name:  Ken Creighton
Title:    Assistant Secretary and
             V.P. Corporate Legal

SCHEDULE I TO TRADEMARK SECURITY AGREEMENT

	Serial Number	Registration Number	Word Mark
1)	77229947	3470716	LAS VEGAS GAMING, INC.
2)	77310432	3449148	LVGI
3)	77109704	3355160	LVGI
4)	76080244	2661429	LAS VEGAS GAMING INCORPORATED NO LIMITS!
5)	76080243	2611541	LAS VEGAS GAMING INCORPORATED NO LIMITS!